                                                                    EXHIBIT 4

                                                                  Conformed Copy




                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                  July 5, 2000


                                      among


                              ARCH CHEMICALS, INC.,
                       ARCH CHEMICALS UK HOLDINGS LIMITED,

                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

                                               ARTICLE I
                                              Definitions
SECTION 1.01  Defined Terms............................................................................1
SECTION 1.02  Classification of Loans and Borrowings..................................................26
SECTION 1.03  Terms Generally.........................................................................26
SECTION 1.04  Accounting Terms; GAAP..................................................................27
SECTION 1.05  Exchange Rates..........................................................................27
SECTION 1.06  Redenomination of Sterling..............................................................27

                                               ARTICLE II
                                              The Credits
SECTION 2.01  Commitments.............................................................................28
SECTION 2.02  Loans and Borrowings....................................................................28
SECTION 2.03  Requests for Revolving Borrowings.......................................................29
SECTION 2.04  Competitive Bid Procedure...............................................................30
SECTION 2.05  [not used]..............................................................................33
SECTION 2.06  [not used]..............................................................................33
SECTION 2.07  Funding of Borrowings...................................................................33
SECTION 2.08  Interest Elections......................................................................33
SECTION 2.09  Termination and Reduction of Commitments................................................35
SECTION 2.10  Repayment of Loans; Evidence of Debt....................................................36
SECTION 2.11  Prepayment of Loans.....................................................................37
SECTION 2.12  Fees....................................................................................39
SECTION 2.13  Interest................................................................................40
SECTION 2.14  Alternate Rate of Interest..............................................................41
SECTION 2.15  Increased Costs.........................................................................41
SECTION 2.16  Break Funding Payments..................................................................43
SECTION 2.17  Taxes...................................................................................43
SECTION 2.18  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.............................45
SECTION 2.19  Mitigation Obligations; Replacement of Lenders..........................................46

                                              ARTICLE III
                                     Representations and Warranties

SECTION 3.01  Organization; Powers....................................................................47
SECTION 3.02  Authorization; Enforceability...........................................................48
SECTION 3.03  Governmental Approvals; No Conflicts....................................................48
SECTION 3.04  Financial Condition; No Material Adverse Change.........................................48
SECTION 3.05  Properties..............................................................................49


                                                                                                    Page
                                                                                                    ----

SECTION 3.06  Litigation and Environmental Matters....................................................50
SECTION 3.07  Compliance with Laws and Agreements.....................................................50
SECTION 3.08  Investment and Holding Company Status...................................................50
SECTION 3.09  Taxes...................................................................................50
SECTION 3.10  ERISA...................................................................................51
SECTION 3.11  Disclosure..............................................................................51
SECTION 3.12  Scheduled Indebtedness and Scheduled Liens..............................................51
SECTION 3.14  Federal Regulations.....................................................................52
SECTION 3.15  Labor Matters...........................................................................52
SECTION 3.16  Options.................................................................................52
SECTION 3.17  Insurance...............................................................................52

                                               ARTICLE IV
                                               Conditions

SECTION 4.01  Announcement Date and Effectiveness of Commitments......................................52
SECTION 4.02  Conditions to Closing...................................................................55
SECTION 4.03  Conditions to Offer Borrowings..........................................................56
SECTION 4.04  Conditions to Other Borrowings..........................................................57

                                               ARTICLE V
                                               Covenants

SECTION 5.01  Financial Statements; Ratings Change and Other Information..............................57
SECTION 5.02  Notices of Material Events..............................................................59
SECTION 5.03  Existence; Conduct of Business..........................................................60
SECTION 5.04  Payment of Obligations..................................................................60
SECTION 5.05  Maintenance of Properties; Insurance....................................................60
SECTION 5.06  Books and Records; Inspection Rights....................................................61
SECTION 5.07  Compliance with Laws....................................................................61
SECTION 5.08  Use of Proceeds.........................................................................61
SECTION 5.09  Environmental Laws......................................................................62
SECTION 5.10  Offer...................................................................................62
SECTION 5.11  Refinancing.............................................................................63
SECTION 5.12  Ratings Process.........................................................................64
SECTION 5.13  Financial Assistance....................................................................64
SECTION 5.14  Syndication Process.....................................................................64

                                                                                                    Page
                                                                                                    ----

                                               ARTICLE VI
                                           Negative Covenants

SECTION 6.01  Indebtedness............................................................................65
SECTION 6.02  Liens...................................................................................65
SECTION 6.03  Fundamental Changes.....................................................................66
SECTION 6.04  Hedging Agreements......................................................................67
SECTION 6.05  Restricted Payments.....................................................................67
SECTION 6.06  Transactions with Affiliates............................................................67
SECTION 6.07  Disposition of Property.................................................................67
SECTION 6.08  Payments and Modifications of Certain Debt Instruments..................................68
SECTION 6.09  Sales and Leasebacks....................................................................68
SECTION 6.10  Changes in Fiscal Periods...............................................................69
SECTION 6.11  Lines of Business.......................................................................69
SECTION 6.12  Financial Covenants.....................................................................69

                                              ARTICLE VII
                                           Events of Default

                                              ARTICLE VIII
                                        The Administrative Agent

                                               ARTICLE IX
                                             Miscellaneous

SECTION 9.01  Notices.................................................................................75
SECTION 9.02  Waivers; Amendments.....................................................................76
SECTION 9.03  Expenses; Indemnity; Damage Waiver......................................................77
SECTION 9.04  Successors and Assigns..................................................................78
SECTION 9.05  Survival................................................................................81
SECTION 9.06  Counterparts; Integration; Effectiveness................................................81
SECTION 9.07  Severability............................................................................82
SECTION 9.08  Right of Setoff.........................................................................82
SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of Process..............................82
SECTION 9.10  WAIVER OF JURY TRIAL....................................................................83
SECTION 9.11  Headings................................................................................83
SECTION 9.12  Confidentiality.........................................................................83
SECTION 9.13  Interest Rate Limitation................................................................84
SECTION 9.14  Judgment Currency.......................................................................84

SCHEDULES
---------

Schedule 2.01    -  Commitments...................................................................85
Schedule 3.06    -  Disclosed Matters.............................................................86
Schedule 3.12(a) -  Scheduled Indebtedness........................................................87
Schedule 3.12(b) -  Scheduled Liens...............................................................88
Schedule 6.01    -  Existing Indebtedness.........................................................90
Schedule 6.02    -  Existing Liens................................................................91
Schedule 7       -  Additional Costs..............................................................84


EXHIBITS
--------

Exhibit A        -  Form of Assignment and Acceptance
Exhibit B        -  Form of Notes
Exhibit C        -  Form of Opinions of Borrower's US, UK and General Counsel
Exhibit D        -  Press Release

         CREDIT AGREEMENT dated as of July 5, 2000, among ARCH CHEMICALS, INC., a Virginia corporation ("Arch" or the "Borrower"), ARCH CHEMICALS UK HOLDINGS LIMITED, a company incorporated under the laws of England and Wales with company number 3984684 ("Newco") and an indirect wholly-owned subsidiary of Arch, the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

         WHEREAS, the Borrower intends to (i) acquire through Newco (the "Acquisition") the whole of the ordinary share capital (whether in issue or falling to be allotted) not already owned by Newco of Hickson International PLC, a public limited company incorporated under the laws of England and Wales with company number 499821 (the "Target") whether pursuant to the Offer (as hereinafter defined), through open market purchases made in accordance with applicable law or pursuant to the provisions of Section 428 et seq. of the U.K. Companies Act of 1985, together with any options therefor; and (ii) refinance, in connection with the Acquisition, certain of the Target's existing indebted ness;

         WHEREAS, the Borrower desires to establish an eighteen-month revolving credit facility in the amount of $225,000,000 as provided herein;

         WHEREAS, the proceeds of the Loans made on or after the Closing Date are to be used to (i) finance the Acquisition, (ii) consummate the Refinancing,
(iii) finance part of the working capital and general corporate needs of the Target and its subsidiaries and (iv) pay fees and expenses related to the Acquisition and Refinancing;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                  Definitions

         SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acceptance Condition" means the condition of the Offer relating to the minimum level of acceptances of the Offer as set forth in the Announcement.

         "Accounts Receivable" means presently existing and hereafter arising or acquired accounts receivable, notes, drafts, acceptances, general intangibles, choses in action and other forms of obligations and receivables relating in any way to inventory or arising from the sale of inventory or the rendering of services or howsoever otherwise arising, and assets relating thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, and including the right to payment of any interest or finance charges, sales tax, returned checks or late charges or other obligations with respect thereto and all proceeds of insurance with respect thereto, and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

         "Acquisition" has the meaning assigned to such term in the recitals to this Agreement.

         "Additional Cost" means, in relation to any period, a percentage calculated for such period at an annual rate determined in accordance with
Schedule 7.

         "Adjusted LIBO Rate" means, (i) with respect to any Eurocurrency Borrowing other than one referred to in (ii) immediately below, for any Interest Period, an interest rate per annum (rounded, if necessary, to the nearest 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; and (ii) with respect to any Eurocurrency Borrowing denominated in an Alternative Currency and advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, for any Interest Period, an interest rate per annum (rounded, if necessary, to the nearest 1/16 of 1%) equal to the aggregate of (a) the LIBO Rate for such Interest Period and (b) the Additional Cost.

         "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agent" means the Administrative Agent.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of
1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Alternative Currency" means Euros and Sterling.

         "Alternative Currency Borrowing" means a Borrowing comprised of Alternative Currency Loans.

         "Alternative Currency Equivalent" means on any date of determination, with respect to any amount denominated in dollars, the equivalent in the Alternative Currency of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the applicable Exchange Rate with respect to the Alternative Currency at the time in effect.

         "Alternative Currency Loan" means any Loan denominated in an Alternative Currency. Each Alternative Currency Loan must be a Eurocurrency Loan.

         "Announcement" means the public announcement of the Offer by the issuance of the Press Release.

         "Announcement Date" means the date of the Announcement.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, with respect to any ABR Loan, or Eurocurrency Revolving Loan, or with respect to the facility fees payable hereunder, as the case may be, for any day (i) prior to a Ratings Event, the applicable rate per annum set forth below:

==================================================================================================
     Consolidated Leverage
     ---------------------
             Ratio                       ABR Spread   Eurocurrency Spread    Facility Fee Rate
             -----                       ----------   -------------------    -----------------
--------------------------------------------------------------------------------------------------
less than or equal to 0.5                  0.000%          0.425 %                0.200 %
--------------------------------------------------------------------------------------------------
greater than 0.5 and less than 1.5         0.000%          0.525 %                0.225 %
--------------------------------------------------------------------------------------------------
greater than 1.5 and less than 2.5         0.000%          0.625 %                0.250 %
--------------------------------------------------------------------------------------------------
greater than 2.5 and less than 3.0         0.000%          0.950 %                0.300 %
--------------------------------------------------------------------------------------------------
greater than 3.0                           0.150%          1.150%                 0.350%
==================================================================================================

provided that, for purposes of the foregoing, changes in the Applicable Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjust-ment Date") on which financial statements are delivered to the Lenders pursuant to Section 5.01 (but in any event, not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.0 to 1.0. In addition, at any time prior to the receipt of the first financial statements to be delivered pursuant to Section 5.01(a), the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 2.5 and less than or equal to 3.0 to 1.0, and at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.0 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements; and

(ii) at all times on and after a Ratings Event, the applicable rate per annum set forth below:


================================================================================
 Senior Unsecured
    Debt Rating              ABR Spread   Eurocurrency Spread  Facility Fee Rate
    -----------              ----------   -------------------  -----------------
--------------------------------------------------------------------------------
greater than BBB+/Baa1         0.000%         0.325%                0.175%
--------------------------------------------------------------------------------
BBB+/Baa1                      0.000%         0.425%                0.200%
--------------------------------------------------------------------------------
BBB/Baa2                       0.000%         0.525%                0.225%
--------------------------------------------------------------------------------
BBB-/Baa3                      0.000%         0.625%                0.250%
--------------------------------------------------------------------------------
BB+/Ba1                        0.000%         0.950%                0.300%
--------------------------------------------------------------------------------
less than BB+/Ba1              0.150%         1.150%                0.350%
================================================================================

; provided, that, for purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined based on the rating for the Index Debt by the other such agency, (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more categories lower than the other, in which case the Applicable Rate shall be determined by reference to the category next below that of the higher of the two ratings, (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01(f) hereof or otherwise and (iv) if at any time after a Ratings Event, neither Moody's or S&P shall have in effect a rating for the Index Debt, then the Applicable Rate shall be determined on the basis of the table set forth in clause (i) above. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Payment Obligation Date to but excluding the earlier of the Maturity Date and the termination of the Commitments.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in the relevant currency in the London interbank market; provided that when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude (i) any day when banks are not open in Frankfurt am Main, Germany (or such principal financial center or centers in such Participating Member State or States as the Administrative Agent may from time to time nominate for this purpose) and (ii) any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) payment system is not open for the settlement of payments in Euro.

         "Calculation Date" means, in respect of a Eurocurrency Loan denominated in an Alternative Currency, (a) the date falling two Business Days (or such other period as is customary in the relevant foreign exchange market for delivery on the date of the relevant Borrowing) prior to the date of each Borrowing, (b) the date falling two Business Days (or such other period as is customary in the relevant foreign exchange market for delivery on the date of the relevant conversion or continuation) prior to the date of conversion or continuation of any Borrowing pursuant to Section 2.08 or (c) such additional dates as Administrative Agent or the Required Lenders shall reasonably specify.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" of any Person means any capital stock or other equity interests of such Person, regardless of class or designation, and all warrants, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Certain Funds Period" means the period commencing on the Announcement Date and ending on the earliest to occur of:

         (a) the date on which the Offer lapses (having not been declared unconditional in all respects) or is withdrawn or is referred as provided for in paragraphs (b) or (c) of Appendix I of the Press Release;

         (b) the date falling 15 days after the date on which the Offer is finally closed in accordance with the Code;

         (c) August 15, 2000 if the Announcement Date has not by then occurred; and

         (d) the date falling four months after the Announcement Date.

         "Certain Funds Committed Amount" means the Dollar Equivalent of GBP 101,000,000 or such lesser amount which when aggregated with all other Offer Borrowings previously advanced equals GBP101,000,000. It is hereby acknowledged and agreed for the avoidance of doubt, notwithstanding anything herein to the contrary, that no provision of this Agreement relating to the Certain Funds Committed Amount (including without limitation Sections 2.01(c), 2.09(b)(iii) and the final two paragraphs of Article VII) is intended to or shall increase the Commitments.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Govern mental Authority made or issued after the date of this Agreement.

         "City Code" means the City Code on Takeovers and Mergers applicable to the Offer on the date the Offer is made.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

         "Clean-up Period" means the period commencing on the Closing Date and ending on the date that is 180 days thereafter.

         "Closing" means the satisfaction of all of the conditions specified in
Section 4.02.

         "Closing Date" means the date on which the Closing occurs and the initial Loans are made by way of Offer Borrowings.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $225,000,000.

         "Companies Act" means the Companies Act of 1985, as in force in the United Kingdom, as amended from time to time.

         "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

         "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

         "Competitive Loan" means a Loan made pursuant to Section 2.04.

         "Compulsory Acquisition" means the compulsory acquisition procedure under Part XIIIA of the Companies Act.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio or Consolidated Interest Coverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition or refinanced any Indebtedness, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred, assumed or refinanced in connection therewith as if such Permitted Acquisition or refinancing occurred and such Indebtedness had been incurred, assumed or refinanced on the first day of such Reference Period.

         "Consolidated Interest Coverage Ratio" means for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that interest on an aggregate principal amount of the Louisiana IDB not to exceed $1,000,000 shall for all purposes of calculating the Consolidated Interest Coverage Ratio be excluded from Consolidated Interest Expense.

         "Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to capitalized lease obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commission, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements in respect of such Indebtedness to the extent such net costs are allocable to such period in accordance with GAAP). For the purposes of calculating Consolidated Interest Expense for any Reference Period pursuant to any determination of the Consolidated Interest Coverage Ratio, if during such Reference Period the Borrower or any Subsidiary shall have made a Permitted Acquisition or refinanced any Indebted ness, Consolidated Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto and any Indebtedness incurred, assumed or refinanced in connection therewith as if such Permitted Acquisition or refinancing occurred and such Indebtedness had been incurred, assumed or refinanced on the first day of such Reference Period.

         "Consolidated Leverage Ratio" means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; provided that the Louisiana IDB in an aggregate principal amount not to exceed $1,000,000 shall for all purposes of calculating the Consolidated Leverage Ratio be excluded from Consolidated Total Debt.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any law applicable to such Subsidiary.

         "Consolidated Total Debt" means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Con trolled" have meanings correlative thereto.

         "Credit Events" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environ mental matters disclosed in Schedule 3.06.

         "Disposition" means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollar Borrowing" means a Borrowing comprised of Dollar Loans.

         "Dollar Equivalent" means, on any Calculation Date, with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by Administrative Agent pursuant to Section 1.05 using the applicable Exchange Rate with respect to such currency at the time in effect.

         "Dollar Loan" means any Loan denominated in dollars.

         "Dollar Revolving Loan" means a Revolving Loan denominated in dollars.

         "Dollars" or "dollars" or "$" refers to lawful money of the United States of America.

         "EC Treaty" means the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed Maastricht on February 7, 1992).

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Environmental Claim" means any notice of violation, claim, suit, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Materials in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by Borrower or any of its Subsidiaries (the "Premises"), (b) the use, handling, generation, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Premises, or (c) the violation, or alleged violation, of any Environmental Law connected with Borrower's operations or any Premises.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or regulations, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of Hazardous Materials into the environment.

         "Environmental Permits" means all permits, licenses, certificates, registrations and approvals of Governmental Authorities required by Environmental Laws and necessary for the business of Borrower or a Subsidiary of Borrower.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Euro" and "(U)" mean the lawful currency of the member states (as such term is used in Council Regulation (EC) No. 974/98) of the European Union that adopt the single currency in accordance with the EC Treaty.

         "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Exchange Rate" means, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to dollars or an Alternative Currency, as the case may
be), the rate at which such currency may be exchanged into dollars or another Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date (for spot delivery) on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates selected by Administrative Agent for such purpose, or, at the discretion of Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars or the applicable Alternative Currency as the case may be, for delivery two Business Days (or such other period as is customary in the relevant market) later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "Excluded Borrowings" means, for the purposes of Section 2.11(d)(ii) indebtedness not exceeding $250,000,000 in aggregate in respect of:

         (a)     the Existing Revolving Facilities;

         (b) bank facilities similar in terms to the Existing Revolving Facilities whether or not syndicated;

         (c) uncommitted short term lines of credit and bank overdraft facilities;

         (d)     commercial paper; and

         (e)     Permitted Accounts Receivable Securitizations.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the

Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

         "Existing Revolving Facilities" means the Five-Year Facility and the 364 Day Facility.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Five-Year Facility" means the Credit Agreement so entitled dated as of January 27, 1999 among Olin Corporation, the Borrower, the lenders and agents from time to time party thereto and The Chase Manhattan Bank, as administrative agent, as the same may be amended, restated, modified or otherwise supplemented from time to time.

         "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

         "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, the United Kingdom or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case to the extent regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such

Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

         "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Lead Arranger" means Chase Securities Inc.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in dollars or the relevant Alternative Currency in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in dollars or the relevant Alternative Currency (as applicable) with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded, if necessary, to the nearest 1/16 of 1%) at which dollar deposits of $5,000,000 or, as applicable, deposits in the relevant Alternative Currency of an Alternative Currency Equivalent of $5,000,000, and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means, collectively, this Agreement and all other agreements, instruments and documents executed in connection herewith and therewith, in each case as the same may be amended, restated, modified or otherwise supplemented from time to time.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Loan Party" mean each of the Borrower and Newco and "Loan Parties" means the Borrower and Newco collectively.

         "Louisiana IDB" means the Industrial Development Board of the Parish of Calcasieu Inc. (Louisiana) 6% Industrial Development Revenue Bonds (Olin Corporation Project) due March 1, 2008.

         "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, property or financial condition, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lenders or the Administrative Agent thereunder.

         "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" means the date which falls eighteen calendar months after the Closing Date.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means the gross proceeds received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Target Asset Sale Prepayment Event, less the sum of, without duplication, (i) all taxes (other than income taxes) payable by the Borrower or any of its Subsidiaries in connection with such Target Asset Sale Prepayment Event and the Borrower's good faith estimate of income taxes payable in connection therewith, (ii) the amount of any reserves established in accordance with GAAP against any liabilities associated with the asset Disposed of; provided that any subsequent reduction in such reserves (other than in connection with the payment of any such liability) shall be deemed to be Net Proceeds of a Target Asset Sale Prepayment Event occurring on the date of such reduction, (iii) the amount of any Indebtedness secured by the asset Disposed of and required to be, and in fact, repaid with the proceeds of such Disposition and (iv) reasonable and customary fees, commissions and expenses and other costs paid by the Borrower or any of its Subsidiaries in connection with such Disposition.

         "Newco" has the meaning ascribed to such term in the Preamble to this Agreement.

         "Offer" means the recommended cash offer for the Shares described in the Offer Documents.

         "Offer Borrowings" means each Borrowing used or to be used by the Borrower to fund the purchase by Newco of Shares pursuant to acceptances of the Offer.

         "Offer Document" means the document to be delivered to the shareholders of Target containing the recommended cash offer for the Shares.

         "Other Borrowings" means all Borrowings other than Offer Borrowings, being Borrowings to fund (i) the purchase by Newco of Shares under Part XIIIA of the Compa nies Act, (ii) the Refinancing, (iii) the working capital and general corporate needs of the Target and its subsidiaries,(iv) fees and expenses related to the Acquisition and Refinancing and (v) the refinancing of indebtedness incurred and used to repay Scheduled Indebtedness and fees and expenses referred to in (iv) above.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Outstanding Approvals" means all authorizations from Governmental Authorities the obtaining of which are conditions in the Offer.

         "Panel" means the U.K. Panel on Takeovers and Mergers.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Payment Obligation Date" means the date which is two Business Days prior to the date on which Newco is first obligated to pay for any of the Shares acquired pursuant to acceptance of the Offer.

         "Permitted Accounts Receivable Securitization" means one or more receivables financing programs providing for (i) the sale or contribution of Accounts Receivable by the

Borrower or its Subsidiaries to a Receivables Subsidiary in a transaction or series of transactions purporting to be sales (and treated as sales for GAAP purposes), and (ii) the sale, transfer, conveyance, lien or pledge of, or granting a security interest in, such Accounts Receivables by such Receivables Subsidiary to any other Person, in each case, without recourse to the Borrower and its Subsidiaries (other than the Receivables Subsidiaries).

         "Permitted Acquisition" means the acquisition of Target pursuant to the Offer and any acquisition by the Borrower or any of its Subsidiaries of all of the capital stock of, or all or a substantial part of the assets of, or of a business unit (including a complete product line) or division of, any Person; provided that (a) the Administrative Agent shall have been given at least five Business Days' advance written notice of such acquisition, (b) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.12, in each case recomputed as at the last day of the most recently ended Reference Period of the Borrower for which the relevant information is available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (c) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (d) substantially all of such property acquired shall constitute assets of the type historically used in the business conducted by the Borrower on the date hereof or reasonable extensions thereof, and (e) any such acquisition for consideration in excess of $10,000,000 shall have been approved by the board of directors or comparable governing body of the relevant Person.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, and to secure letters of credit in respect thereof, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Press Release" means the United Kingdom press release of Newco, dated as of the Announcement Date in the form previously approved by the Administrative Agent and by which the Offer is or is to be announced.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the date on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

         "Ratings Event" the date upon which the Borrower's Index Debt shall have been rated by either S&P or Moody's.

         "Receivables Subsidiary" means any special purpose, bankruptcy remote wholly-owned subsidiary of the Borrower formed for the sole and exclusive purpose of engaging in activities in connection with the financing of Accounts Receivable in connection with and pursuant to a Permitted Accounts Receivable Securitization.

         "Reference Period" means any period of four consecutive fiscal quarters.

         "Refinancing" means (x) the initial transactions providing for the downstreaming of money following the Closing Date to Target and its Subsidiaries with respect to the repayment of Scheduled Indebtedness of Target and its Subsidiaries and (y) the refinancing of Scheduled Indebtedness following the Closing Date.

         "Register" has the meaning set forth in Section 9.04.

         "Regulations" means all Regulations of the Board as in effect from time to time.

         "Regulation U" means Regulation U of the Board as in effect from time to time.

         "Regulation X" means Regulation X of the Board as in effect from time to time.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Release" means release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching, or migration into the indoor or outdoor environment or into or out of any property of Borrower or its Subsidiaries, or at any other location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property of Borrower or its Subsidiaries or at any other location, including any location to which Borrower or any Subsidiary has transported or arranged for the transportation of any Hazardous Materials.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize the Release or substantial threat of a material Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial or post- remedial studies and investigations and post-remedial monitoring and care.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to
Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

         "Responsible Officer" means the chief executive officer, president any vice-president or any Financial Officer of the Borrower.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time of (a) the aggregate outstanding principal amount of all such Lender's Dollar Revolving Loans plus (b) the Dollar Equivalent of the aggregate outstanding principal amount of all such Lender's Alternative Currency Loans.

         "Revolving Loan" means a Loan made pursuant to Section 2.03.

         "S&P" means Standard & Poor's Ratings Group.

         "Scheduled Indebtedness" has the meaning ascribed to such term in
Section 3.12(a).

         "Scheduled Liens" has the meaning ascribed to such term in Section 3.12(b).

         "Shares" means the outstanding share capital of Target.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Sterling" or "GBP" means pounds sterling in lawful currency of the United Kingdom.

         "Subordinated Indebtedness" means all Indebtedness of the Borrower for money borrowed of which all payments thereunder are subordinate and junior in right of payment to the prior payment in full in cash of all obligations now or hereafter existing under this Agreement and the Existing Revolving Facility.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower (including without limitation, Newco, and following completion of the Acquisition, Target and each of its subsidiaries).

         "Target" has the meaning assigned to that term in the recitals to this Agreement.

         "Target Asset Sale Prepayment Event" means, in any fiscal year of the Borrower, any Target Disposition pursuant to Section 6.07(g) the fair market value of which singly, or when aggregated with all Target Dispositions by the Borrower and any of its Subsidiaries during such fiscal year, exceeds $5,000,000.

         "Target Disposition" shall mean any Disposition by the Borrower or any of its Subsidiaries of any of the assets, whether now owned or hereafter acquired, of the Target or its subsidiaries other than (i) such Dispositions that are Dispositions described in clauses (a), (b), (c), and (d) of Section
6.07 and (ii) any such Dispositions of property or assets, the fair market value of which singly or in a series of related transactions does not exceed $1,000,000.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "364 Day Facility" means the Credit Agreement so entitled dated as of January 27, 1999 among Olin Corporation, the Borrower, the lenders and agents from time to time party thereto and The Chase Manhattan Bank, as administrative agent, as the same may be amended, restated, extended, modified or otherwise supplemented from time to time.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transactions" shall mean and include each of the Offer, the Credit Events occurring on the Closing Date, the Refinancing and the Acquisition.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is deter mined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

         "UK GAAP" means generally accepted accounting principles in the United Kingdom.

         "Whitewash Procedure" means the procedure to be undertaken pursuant to the Companies Act in order to make use of the private company exemption to prohibitions against financial assistance thereunder.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing"). Eurocurrency Loans or Borrowings may be Alternative Currency Loans or Borrowings or Dollar Loans or Borrowings.

         SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         SECTION 1.05 Exchange Rates. On each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on such Calculation Date shall remain effective until the next succeeding Calculation Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Ex change Rate) be the Exchange Rates employed in converting any amounts between the applicable currencies.

         SECTION 1.06 Redenomination of Sterling. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the applicable UK legislation and EC Treaty). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

         (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.


                                  ARTICLE II
                                  The Credits

         SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein and, in particular during the Certain Funds Period, the penultimate paragraph of Article VII, each Lender agrees to make Revolving Loans to the Borrower in Dollars or an Alternative Currency from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or
(b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments or (c) in the case only of Loans constituting Other Borrowings during the Certain Funds Period, the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the Certain Funds Committed Amount exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02 Loans and Borrowings.

         (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

         (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or in the case of Eurocurrency Competitive Borrowings denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or in the case of Eurocurrency Competitive Borrowings denominated in an Alternative Currency, the Alternative Currency Equivalent thereof). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, and in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, not later than 9:30 a.m., New York City time, in each case three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

         (i)     the aggregate amount of the requested Borrowing;

         (ii)    the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

         (iv) in the case of a Eurocurrency Borrowing whether such Borrowing is to be a Dollar Borrowing or an Alternative Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.07.

         If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrowing shall be a Dollar Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04 Competitive Bid Procedure.

         (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments and (ii) during the Certain Funds Period, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans plus the Certain Funds Committed Amount shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, or in the case of a Eurocurrency Borrowing denominated in an Alternative Currency, not later than 9:30 a.m., New York City time, in each case four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

         (i)     the aggregate amount of the requested Borrowing;

         (ii)    the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

         (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) and an integral multiple of $1,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make,
(ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

         (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) and an integral multiple of $1,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof); provided further that if a Competitive Loan must be in an amount less than $5,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) because of the provisions of clause
(iv) above, such Competitive Loan may be for a minimum of $1,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 (or, in the case of a Eurocurrency Competitive Borrowing denominated in an Alternative Currency, the Alternative Currency Equivalent thereof) in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

         (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

         SECTION 2.05  [not used].

         SECTION 2.06  [not used].

         SECTION 2.07  Funding of Borrowings.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower or, in respect of Offer Borrowings, to the extent so directed by the Borrower in writing in the applicable Borrowing Request or Competitive Bid Request, of Newco, in each case maintained (unless otherwise approved by the Administrative Agent) with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.08  Interest Elections.

         (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings which may not be converted or continued.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

         (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

         (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

         (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

         (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing in the case of a

Dollar Loan and the 30-day LIBO Rate for Alternative Currency Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.09 Termination and Reduction of Commitments.

         (a) Unless previously terminated in accordance with the provisions of this Agreement, the Commitments shall terminate on the earlier to occur of (i) the Maturity Date, (ii) the date on which the Offer lapses (having not been declared unconditional in all respects) or is withdrawn, or is referred as provided in paragraphs (b) or (c) of Appendix I of the Press Release and (iii) August 15, 2000 if the Offer has not by then been announced.

         (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments and (iii) during the Certain Funds Period, the Borrower shall not terminate or reduce the Commitments below the sum of the aggregate principal amount of then outstanding Other Borrowings and the Certain Funds Committed Amount. The Commitments shall be permanently reduced in the amount of any prepayment of the Loans in accordance with Section 2.11(d).

         (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.10 Repayment of Loans; Evidence of Debt.

         (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form set out in Exhibit B hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.11 Prepayment of Loans.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

         (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any payment required under
Section 2.16.

         (c) The Borrower shall on the date, if any, specified in Section 6.07(f) repay Loans in the amounts and otherwise in all respects as provided in such Section.

         (d) The Borrower shall prepay the Loans in the amounts and under the circumstances set forth below, all such prepayments to be applied as more specifically provided in subsection (b) above:

         (i) Prepayments and Reductions from Target Asset Sale Net Proceeds. Within five Business Days following receipt by the Borrower or a Subsidiary of the Net Proceeds in respect of any Target Asset Sale Prepayment Event, the Borrower shall prepay the Loans in an amount equal to such Net Proceeds except where and to the extent that:

         (A) the Borrower is obligated under the express terms of Section 6.07(f) of each of the Existing Revolving Facilities to apply such Net Proceeds or portion thereof (the "Repayable Amount") in prepayment thereunder, in which case the Borrower shall within five Business Days following receipt (i) prepay hereunder any portion of such Net Proceeds in respect of which it is not so obligated and (ii) apply the Repayable Amount in prepayment of the Existing Revolving Facilities. The Borrower undertakes to use best efforts as soon as possible and in any event no more than 10 Business Days following such prepayment to reborrow an amount equal to the Repayable Amount and apply such proceeds in pre payment hereunder; or

         (B) the upstreaming of such Net Proceeds by the Target or any subsidiary of the Target as the case may be, whether by dividend, intercompany loan or otherwise, is prohibited by UK law. In the event that such prohibition arises by virtue of section 151 of the Companies Act, the Borrower will to the extent possible and as soon as possible, procure the compliance by all relevant Subsidiaries with the Whitewash Procedure to permit such prepayment.

         (ii) Prepayments and Reductions Due to Issuance of Debt. Within five Business Days following receipt by the Borrower or a Subsidiary of the cash proceeds (any such proceeds, net of underwriting discounts and commissions, arranger fees and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Proceeds") from the issuance of debt securities and all borrowings (except and to the extent of Excluded Borrowings and except Indebtedness to the Borrower or any Subsidiary) of the Borrower or such Subsidiary after the Closing Date the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Debt Proceeds;

         (iii) Prepayments and Reductions Due to Issuance of Equity Securities. Within five Business Days following receipt by the Borrower or a Subsidiary of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Securities Proceeds") from the issuance of equity securities of the Borrower or such Subsidiary after the Closing Date other than (i) to the Borrower or any of its Subsidiaries (including, for avoidance of doubt, Target and its Subsidiaries) and (ii) issuances to directors, officers or employees or otherwise in connection with employee benefit arrangements, including any hybrid equity securities, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such Net Equity Securities Proceeds; and

         (iv) Prepayments Due to Currency Fluctuations. If on any Calculation Date the aggregate outstanding Dollar Equivalent of all Loans exceeds the applicable Commitment due to currency fluctuations by more than 5% of the Revolving Loan Commitments, the Administrative Agent shall give notice thereof to the Borrower and the Borrower shall on the date falling two Business Days thereafter prepay such Loans to the extent necessary so that after giving effect to such prepayment, the aggregate exposure for all Loans shall not exceed the Commitment. Further, if on any Calculation
      Date the sum of (i) the aggregate outstanding Dollar Equivalent of all Loans and (ii) the Certain Funds Committed Amount, exceeds the total Commitments due to currency fluctuations by more than 5% of outstanding Other Borrowings, the Administrative Agent shall give notice thereof to the Borrower and the Borrower shall on or before the date falling ten Business Days thereafter prepay such Loans to the extent necessary so that after giving effect to such prepayment the sum of
      (i) and (ii) above shall not exceed the Commitments.

         SECTION 2.12  Fees.

         (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused), as reduced in accordance with Section 2.09(b) hereof, during the period from and including the date hereof (or, if later, the date on which such Lender is committed hereunder) to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

         (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.13  Interest.

         (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

         (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

         (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

         (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or Eurocurrency Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and
(B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

         SECTION 2.15  Increased Costs.

         (a) If any Change in Law shall:

         (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

         (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

         (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

         (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance there with), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars or the relevant Alternative Currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.17  Taxes.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Administrative Agent and each Lender will, at the Borrower's expense, cooperate in good faith with the Borrower in any contest as to whether or not such Indemnified Taxes, Other Taxes, penalties, interest or expenses were correctly or legally imposed or asserted in the event such Indemnified Taxes, Other Taxes, penalties, interest or expenses were in the good faith judgment of the Administrative Agent or such Lender, as the case may be, not legal or not correctly asserted. If in connection with such contest such Indemnified Taxes, Other Taxes, penalties, interest or expenses are refunded to the Administrative Agent or such Lender, the Administrative Agent or such Lender will pay such refund to the Borrower to the extent the Administrative Agent or such Lender, determines in its sole discretion that such refund is attributable to any Indemnified Taxes, Other Taxes, penalties, interest or expenses paid by the Borrower and to the extent the Borrower has previously indemnified the Administrative Agent or such Lender therefor pursuant to this Section 2.17, net of expenses and without interest except any interest (net of taxes) included in such refund. The Borrower shall return such refund (together with any taxes, penalties or other charges) in the event the Administrative Agent or such Lender is required to repay such refund. Notwithstanding the foregoing, nothing in this Section 2.17 shall be construed to (i) entitle the Borrower or any other Persons to any information determined by the Administrative Agent or any Lender, in each case, in its sole discretion, to be confidential or proprietary information of the Administrative Agent any Lender, to any tax or financial information of the Administrative Agent or any Lender or to inspect or review any books and records of the Administrative Agent or any Lender, or (ii) interfere with the rights of the Administrative Agent, or any Lender to conduct its fiscal or tax affairs in such matter as it deems fit.

A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.18  Payments Generally; Pro Rata Treatment; Sharing of Set-
                       -------------------------------------------------------
offs.
----

         (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars, except for payments of principal and interest in respect of Alternative Currency Loans, which shall be made in the relevant Alternative Currency.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counter claim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans then due and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

         (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III
                        Representations and Warranties

         The Borrower represents and warrants to the Lenders that:

         SECTION 3.01  Organization; Powers.

         (a) Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         (b) (other than as may result from the entry into of the Loan Documents, the Offer Documents and the documents ancillary thereto) prior to the date of this Agreement, Newco has not undertaken any trading or incurred any material liabilities of any nature whatsoever whether actual or contingent other than liabilities for professional fees and any liability which would arise if Newco were wound up.

         SECTION 3.02 Authorization; Enforceability. The Transactions affecting the Loan Parties are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each of the Loan Documents has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions affecting the Loan Parties (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and, (ii) in respect only of the period from the date hereof to the Closing Date but not thereafter, the Outstanding Approvals, (b) will not violate any Contractual Obligation or applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any of its subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its subsidiaries.

         SECTION 3.04  Financial Condition; No Material Adverse Change.

         (a) The Borrower has heretofore furnished to the Lenders:

         (i) its consolidated balance sheet and statements of income, and cash flows (x) as of and for the fiscal years ended December 31, 1999 and December 31, 1998, reported on and audited by KPMG LLP, independent public accountants, and (y) as of and for the three-month period ended March 31, 2000 certified by its chief financial officer; and

         (ii) the Target's (x) consolidated balance sheet, profit and loss account, statement of total recognized gains and losses and cash flow statement as of and for the fiscal years ended December 31, 1999 and December 31, 1998, reported on and audited by PricewaterhouseCoopers, independent public accoun tants, and (y) summary financial information as of and for the four-month period ended April 30, 2000 as provided to the Agent by the Borrower pursuant to Section 4.01(l).

         All of the foregoing financial statements delivered pursuant to clause
      (a)(i) above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in sub-clause (i)(y) above.

         (b) All financial statements delivered pursuant to clause (a) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP in the case of (a)(i) and UK GAAP in the case of (a)(ii) applied consistently throughout the periods involved. The Borrower and its Subsidiaries and the Target and its subsidiaries do not have any material Guarantee obligations, contingent liabilities and liabilities for Taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this Section 3.04.

         (c) Since December 31, 1999, (but in the case of the Target only (and not, for the avoidance of doubt, the Borrower or its Subsidiaries) to the knowledge of the Borrower having made all due enquiry), there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on each of the Target and its subsidiaries, or the Borrower and its Subsidiaries.

         SECTION 3.05 Properties.

         (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.06 Litigation and Environmental Matters.

         (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) the reasonably anticipated outcome of which would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received notice of any Environmental Claim or (iv) knows of any basis for any Environ mental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Offer Document nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12 Scheduled Indebtedness and Scheduled Liens.

         (a) Schedule 3.12(a) sets out all the indebtedness for borrowed money of the Target and its subsidiaries as of a recent date of which the Borrower, having made all due enquiry is, at the date hereof, aware (the "Scheduled Indebtedness").

         (b) Schedule 3.12(b) sets out all the Liens (other than Permitted Encumbrances) of the Target and its subsidiaries securing the Scheduled Indebtedness of which the Borrower having made all due enquiry is, at the date hereof, aware.

         SECTION 3.13 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 3.14 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect that would cause the Loans to be in violation of the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form FR G-3 or Form FR U-1, as applicable, referred to in Regulation U.

         SECTION 3.15 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened.

         SECTION 3.16 Options. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than (i) stock options granted to employees or directors and directors' qualifying shares and
(ii) customary shareholders rights plans in effect from time to time) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

         SECTION 3.17 Insurance. Each Loan Party has for itself and its Subsidiaries insurance from financially sound and reputable insurers or maintains with such insurers valid and collectible insurance with respect to their respective assets and businesses which is required to be obtained and maintained by it pursuant to Section 5.05 hereof.


                                  ARTICLE IV
                                  Conditions

         SECTION 4.01 Announcement Date and Effectiveness of Commitments. The obligations of the Lenders to make Revolving Loans to the Borrower shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02 (and the Administrative Agent's written confirmation (which confirmation shall be given promptly following satisfaction of the final condition) that the following conditions are satisfied shall be conclusive evidence thereof for purposes of this Section 4.01 but shall not deny Administrative Agent or the Lenders of the exercise of any remedies, which exercise shall not be inconsistent with the confirmation to be given for the purposes of compliance with Rule 24.7 of the City Code):

         (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by each party thereto, each dated no more than four Business Days prior to the Announcement Date and each in form and substance reasonably satisfactory to Administrative Agent and its legal counsel (unless otherwise provided, or, in the case of the date of any of the following, unless Administrative Agent otherwise agrees or directs):

         (i) at least one executed counterpart of this Agreement, together with arrangements satisfactory to Administrative Agent for additional executed counter parts, sufficient in number for distribution to the Lenders and the Borrower together with all Exhibits thereto;

         (ii) Administrative Agent shall have received (x) a certificate as to the good standing of the Borrower as of a recent date, from the State Corporation Commission of the Commonwealth of Virginia; (y) a certificate of the Secretary of each Loan Party dated the Announcement Date and certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, the by-laws or memorandum and articles of association and other organizational documents of such Loan Party as in effect on the Announcement Date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or a Committee of the board of directors of such Loan Party, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which such person is a party (including in the case of the Borrower, the borrowings hereunder), and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above, and (D) as to the incumbency and specimen signature of each officer authorized, to the extent applicable, to act with respect to the Loan Documents and each of the other documents related thereto; and
      (z) a certificate of another officer as to the incumbency and specimen signature of the Secretary executing the certificate pursuant to clause
      (y) above.

         (b) Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of each of (i) Cravath, Swaine & Moore, special United States counsel for the Loan Parties, substantially to the effect set forth in Exhibit C, (ii) Hunton and Williams special Virginia counsel of the Borrower to the effect set forth in Exhibit C, (iii) Herbert Smith, special United Kingdom counsel for the Loan Parties, substantially to the effect set forth in Exhibit C and (iv) the General Counsel for the Borrower to the effect set forth in Exhibit C.

         (c) The Administrative Agent's and Lead Arranger's fees payable and other amounts due and payable prior to the Announcement Date shall have been paid.

         (d) Except as set forth on Schedule 3.06, no material action, suit, proceeding or investigation shall be pending against the Borrower; no law, regulation, judgment or court order shall be applicable that constrains, prevents or imposes materially adverse conditions upon the Offer or the making of the Loans; and the Borrower shall have received all governmental and material third party approvals and consents necessary in connection with the Transactions (other than the Outstanding Approvals) and all such approvals and consents shall be in full force and effect.

         (e) No circumstance or event shall have occurred that constitutes a Material Adverse Effect since December 31, 1999.

         (f) The reasonable costs and expenses of Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to
Section 9.03 and for which invoices have been presented shall have been paid.

         (g)     The representations and warranties of the Borrower contained in
Article III shall be true and correct in all material respects.

         (h) The Administrative Agent shall have received satisfactory evidence that the Offer has been recommended by the board of directors of Target.

         (i) The Administrative Agent shall have received copies, certified as being true and complete copies by an authorized officer of the Borrower, of the Press Release (in sufficient quantity for each Lender).

         (j) The Administrative Agent shall have received evidence that the resolutions of the board of directors of the Borrower and Newco necessary to launch the Offer have been obtained.

         (k)     There shall not have occurred any Default or Event of Default.

         (l) The Administrative Agent shall have received, in each case satisfactory to the Required Lenders and the Administrative Agent, (i) historical audited financial statements of the Borrower and the Target, (ii) unaudited interim consolidated financial statements of the Borrower for the three-month period ended March 31, 2000, (iii) summary financial information of the Target for the four-month period ended April 30, 2000, (iv) 1999 year end pro forma consolidated EBITDA and other summary accounts (including sales and operating income) of the Borrower after giving effect to the Acquisition and (v) four-year projections of the Borrower after giving effect to the Acquisition.

         (m) The Administrative Agent shall have received, and the Administrative Agent and the Required Lenders shall be satisfied with such financial, business and other information regarding the Target and its Subsidiaries relating to the Transactions as it shall have reasonably requested, including, without limitation, all matters related to insurance, ERISA, labor, intellectual property, taxes and environmental liabilities relating to the Target and its subsidiaries.

         (n) The Administrative Agent and the Required Lenders shall be satisfied as to arrangements to repay all Scheduled Indebtedness with the proceeds of the initial Loans constituting Other Borrowings and to terminate all Scheduled Liens, if any, except as otherwise agreed by the Administrative Agent (on the instructions of the Required Lenders) and except if repayment of such indebtedness of Target or its subsidiaries is prohibited by applicable law or binding contractual terms, in which case, commercially reasonable efforts will be taken to repay such indebtedness as promptly as practicable.

         (o) The Administrative Agent shall have received evidence, satisfactory to it and the Required Lenders, that any actions of the shareholders of the Borrower required to implement the Offer have been taken or confirmation from the Borrower that no such action is required.

         SECTION 4.02 Conditions to Closing. The obligations of the Lenders to make the initial Revolving Borrowing on the Closing Date is subject to the Announcement Date having occurred, and the satisfaction of the following conditions precedent (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise) on or before the date which is the last day of the Certain Funds Period:

         (a) The Administrative Agent shall have received a copy, certified as being a true and complete copy by an authorized officer of the Borrower, of the Offer Document reflecting the terms of the Press Release.

         (b) Administrative Agent shall have received a copy of the announcement that the Offer has been declared or become unconditional in all respects together with an Officer's Certificate that no condition to the Offer has been waived except to the extent permitted hereunder.

         (c) All fees and other amounts due and payable by the Borrower under the Loan Documents prior to the Closing Date (including pursuant to any fee letter signed by Borrower and including all expenses in respect of which invoices have been presented) shall have been paid in full.

         (d) To the extent requested at least 3 Business Days prior to the Closing Date, notes in the form of Exhibit B executed by the Borrower in favor of any requesting

Lender with respect to Revolving Loans, each in a principal amount equal to that Lender's Commitment.

         (e) The condition in the Offer relating to the obtaining of all Outstanding Approvals necessary in connection with the Offer shall have been satisfied (or waived with the consent of the Required Lenders).

         SECTION 4.03 Conditions to Offer Borrowings.

         The obligation of each Lender to make any Revolving Loan consisting of any Offer Borrowing is subject to (i) the Announcement Date and the Closing Date having occurred (or having occurred simultaneously therewith), (ii) the Certain Funds Period not having ended and to (iii) the following conditions precedent, each of which shall be satisfied prior to the making of any Offer Borrowing (unless all the Lenders, in their sole and absolute discretion, shall agree otherwise):

         (a) Prior to or contemporaneously with such Offer Borrowing, Newco shall have received acceptances for or acquired and/or agreed to acquire, whether pursuant to the Offer or otherwise, Shares carrying in aggregate at least equal to a percentage of the voting rights of Target set out in a letter of even date herewith from the Administrative Agent to the Borrower.

         (b) No Default or Event of Default pursuant to subsections (a), (b),
(d), (h), (i) or (j) of Article VII shall have occurred and be continuing in respect of the Borrower or Newco.

         (c) Newco shall not (without the consent of the Required Lenders) have waived any of the material conditions or varied any of the material terms of the Offer (other than those as required by the City Code) as set forth in the Announcement, other than any waiver of the Acceptance Condition (but not below the agreed percentage referred to in (a) above) or an extension of the time for acceptance of the Offer (but not later than the last day of the Certain Funds Period, without the consent of the Required Lenders) or any waiver of the conditions referred to in Section 4.02(e) with the consent of the Required Lenders.

         (d) The price payable per share of Shares acquired pursuant to the Offer shall not, without the consent of the Required Lenders, have been increased above a price per share set out in a letter of even date herewith from the Administrative Agent to the Borrower.

         SECTION 4.04 Conditions to Other Borrowings. The obligation of each Lender to make a Revolving Loan consisting of any Other Borrowing, is subject to the Announcement Date and the Closing Date having occurred and to the satisfaction of the following conditions:

         (a) The representations and warranties of the Borrower set forth in
Article III of this Agreement shall be true and correct on and as of the date of such Borrowing.

         (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

         (c) All Scheduled Indebtedness shall have been repaid in full and all Scheduled Liens securing Scheduled Indebtedness being repaid released or shall be repaid and released in full with the proceeds of the initial Loans constituting Other Borrowings, except if (i) otherwise agreed by the Administrative Agent following a review by it and/or its counsel of the documentation evidencing such indebtedness and the commitments hereunder are reduced by an amount equal to the debt not repaid or (ii) repayment of such indebtedness of Target or its subsidiaries is prohibited by applicable law or binding contractual terms, in which case, commercially reasonable efforts will be taken to repay such indebtedness as promptly as practicable.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                           ARTICLE V
                           Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

         (a) within 90 days after the end of each fiscal year of the Borrower its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with any delivery of financial statements under (i) clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12(a) and (b), and (C) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (ii) clause (a) above, a certificate of a Responsible Officer of the Borrower containing a list of Subsidiaries of the Borrower as of such date, along with a list of each new Subsidiary acquired or formed, and each Subsidiary dissolved or liquidated, since the last such certification;

         (d) concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

         (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

         (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries, the reasonably anticipated outcome of which would result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

         (d) the commencement of, or any material development in, any action, suit, proceeding or investigation affecting the Borrower or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, in which the amount of any claim, damage, penalty or fine asserted against the Borrower or its Subsidiaries that the Borrower reasonably determines is not covered by insurance is $15,000,000 or more;

         (e) the occurrence of one or more of the following, to the extent that any of the following, if adversely determined, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in excess of $7,500,000 or a fine or penalty in excess of $2,500,000: (i) written notice, claim or request for information to the effect that the Borrower or any of its Subsidiaries is or may be liable in any material respect to any Person as a result of the presence of or the Release or substantial threat of a material Release of any Hazardous Materials into the environment; (ii) written notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the presence or to the Release or substantial threat of a material Release of any Hazardous Materials into the environment; (iii) written notice that any property, whether owned or leased by, or operated on behalf of, the Borrower or any of its Subsidiaries is subject to a material Environmental Lien;
(iv) written notice of violation to the Borrower or any of its Subsidiaries of any Environmental Laws or Environmental Permits; or (v) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws or Environmental Permits;

         (f) upon written request by Administrative Agent, a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to clause (e) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could reasonably be expected to have a Material Adverse Effect (all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or Remedial Action and the Borrower's or such Subsidiary's response thereto); and

         (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reason ably requested.

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

         SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all Contractual Obligations and laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used only:

         (a) to refinance the Indebtedness of the Target set forth on Schedule
5.08 (the "Scheduled Indebtedness");

         (b) for the financing of the Offer and the purchase of Shares pursuant to the Compulsory Acquisition;

         (c) to meet part of the working capital and general corporate requirements of the Target and its subsidiaries following the Acquisition;

         (d) to pay fees, expenses and transaction costs in connection with the Acquisition and Refinancing (and their financing); and

         (e) to refinance Indebtedness incurred and used by the Borrower to refinance Scheduled Indebtedness and to pay fees, expenses and transaction costs in connection with the Transactions.

No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

The Borrower will contribute the proceeds of all Offer Borrowings to its direct subsidiary Arch Chemicals Holdings, Inc., being the direct parent of Newco, and will cause Arch Chemicals Holdings, Inc. to contribute or loan all such proceeds to Newco. Newco undertakes to use the proceeds of all Offer Borrowings so loaned or contributed to it to pay for the purchase of Shares pursuant to the Offer.

         SECTION 5.09 Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to (a) comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environ mental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environ mental Laws and promptly comply in all material respects with all lawful orders and directives of the Governmental Authorities regarding Environmental Laws.

         SECTION 5.10  Offer.

         (a) Promptly upon the occurrence of any lapse or withdrawal of the Offer or the end of the Certain Funds Period or the date the Offer is finally closed in accordance with the Code, the Borrower will give notice to the Administrative Agent (who shall notify the Lenders) that the same has occurred.

         (b) Promptly upon satisfaction of the condition specified in Section 429 (1) or (2) of the Companies Act for giving a notice under that Section in respect of any Shares and the Offer becoming or being declared unconditional in all respects, the Borrower shall if it is entitled to do so cause Newco to (a) implement the procedures set out in Section 429 et seq. of the Companies Act to acquire any outstanding Shares and (b) use all commercially reasonable endeavors to acquire 100 per cent of the Shares as promptly as practicable.

         (c) The Borrower and Newco covenant and agree that without the prior written agreement of the Administrative Agent (which agreement shall, in the case of (i) below, not be unreasonably withheld or delayed and in the case of
(ii) below be on the instructions of the Required Lenders) neither the Borrower nor Newco will (i) issue or cause to be issued (or permit any other Affiliate of the Borrower to issue) any press release or other written public statement, the relevant portion of the text of which has not been previously approved by the Administrative Agent (which such approval shall not be unreasonably withheld or delayed), which makes reference to this Agreement or to some or all of the Lenders in relation to this Agreement unless the public statement is required by applicable law, governmental authority, the City Code or any stock exchange or is in connection with any judicial proceeding concerning this Agreement (in which case the Borrower shall notify the Administrative Agent and the Lenders as soon as practicable upon becoming aware that the public statement is required) (provided that the Administrative Agent and the Lenders acknowledge that, pursuant to the City Code, (X) a summary of the principal terms of this Agreement will be disclosed in the Offer Document, and (Y) this Agreement will be available for public inspection while the Offer remains open for acceptance and that a copy of this Agreement and any amendments thereto and summary descriptions thereof may be filed with the Securities and Exchange Commission) or (ii) take or permit to be taken any step as a result of which the offer price stated in the Offer Document is, or may be required to be, increased beyond the level set out in a letter of even date herewith from the Administrative Agent to the Borrower; or

         (d) Each of the Borrower and Newco covenants and agrees that, in respect of the Offer, it will comply with the City Code (subject to any applicable waivers by the Panel), the Financial Services Act 1986, the Companies Act and all other applicable laws.

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

         (e) Unless to do so would be a breach of any other provision of this
Section 5.10, Newco covenants and agrees that it will keep the Administrative Agent informed as to the status and progress of the Offer and, in particular, will from time to time and promptly on request give to the Administrative Agent reasonable details as to the current level of acceptances of the Offer (including a copy of every certificate concerning the number of acceptances delivered by the receiving banker in respect of the Offer to Newco, the Borrower, or their respective advisers pursuant to the City Code) and such other matters relevant to the Offer as the Administrative Agent may reasonably request.

         (f) Newco covenants and agrees, in any event, to give notice to lapse the Offer in the event that 120 days after Announcement Date the Offer has not been declared wholly unconditional as to acceptances, unless the Required Lenders agree in their absolute discretion to extend such period.

         (g) Newco covenants and agrees to procure that, as soon as legally and practically possible after the date the Offer becomes or is declared unconditional in all respects the Target shall be removed from the Official List of the London Stock Exchange Limited and re-registered as a private company.

         SECTION 5.11 Refinancing of Scheduled Indebtedness and Release of Scheduled Liens.

         The Borrower shall, and shall cause its Subsidiaries (including Newco and Target and its subsidiaries) to (i) repay on the Closing Date all Scheduled Indebtedness which is required to be repaid on such date to prevent a default occurring under the terms of the agreements evidencing such Scheduled Indebtedness and (ii) to procure the release of the Scheduled Liens related thereto. If any Scheduled Indebtedness is not repaid on the Closing Date, the Borrower shall use, and shall cause its Subsidiaries (including Newco and Target and its subsidiaries) to use, commercially reasonable efforts to repay such Scheduled Indebtedness and to procure the release of all remaining Scheduled Liens as promptly as practicable but in no event later than 120 days after the Closing Date, except and to the extent (i) otherwise agreed by the Required Lenders and the Administrative Agent following a review by them and/or their counsel of documentation evidencing such indebtedness and the Commitments under the Facility are reduced by an amount equal to the debt not repaid or (ii) repayment of such indebtedness of Target and its subsidiaries is prohibited by applicable law or binding contractual terms, in which case commercially reasonable efforts will be used to repay such indebtedness as promptly as practicable, provided in either case that the provisions of Sections 6.01 and
6.02 are complied with.

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

         SECTION 5.12  Ratings Process.

         The Borrower shall use all commercially reasonable efforts to procure the occurrence of a Ratings Event as soon as practicable after the date hereof and in any event no later than June 30, 2001.

         SECTION 5.13  Financial Assistance.

         Any Subsidiaries of the Borrower to which Section 151 et seq. Companies Act applies shall at all times comply with the provisions thereof (including, where appropriate, by following the Whitewash Procedure) and nothing contained in this Agreement shall require any Subsidiaries to violate the provisions thereof.

         SECTION 5.14  Syndication Process.

         After the Announcement Date, the Borrower shall cooperate in all such respects as may reasonably be requested by the Lead Arranger (or by the Administrative Agent on behalf of the Lead Arranger) in connection with the syndication of the commitments under this Agreement, including the provision of information for inclusion in written materials furnished to respective syndicate members and the participation in meetings with respective syndicate members.


                          ARTICLE VI
                      Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01 Indebtedness. The Borrower will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness existing on the date hereof and set forth in Schedule
6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

         (b) Indebtedness to the Borrower or any other Subsidiary;

         (c) Guarantees of Indebtedness of the Borrower or any other Subsidiary;

         (d) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any

Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

         (e) Indebtedness as an account party in respect of trade letters of credit;

         (f) Indebtedness of Receivables Subsidiaries arising pursuant to Permitted Accounts Receivable Securitizations in an aggregate principal amount not to exceed $100,000,000; and

         (g) other Indebtedness in an aggregate principal amount not exceeding $50,000,000 at any time outstanding.

         SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Permitted Encumbrances;

         (b) any Lien on any property or asset of the Borrower or any Subsidiary set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

         (e) Liens on Accounts Receivable and other assets of any Receivables Subsidiary arising in connection with any Permitted Accounts Receivable Securitization; and

         (f) Liens securing other Indebtedness of the Borrower and its subsidiaries not expressly permitted by clauses (a) through (e) above; provided that the aggregate amount of Indebtedness secured by Liens permitted by this clause (f) does not at any time exceed $30,000,000 in the aggregate.

         SECTION 6.03 Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person other than the Borrower may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, and the Borrower may sell, transfer, lease or other wise dispose of its assets to any Subsidiary, (iv) Dispositions otherwise permitted by Section
6.07 shall be permitted and (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

         SECTION 6.04 Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.05 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that the Borrower and its Subsidiaries may make any Restricted Payment which, together with all other Restricted Payments made by all Persons pursuant to this proviso since the date hereof would not exceed the sum of (x) $65,000,000 plus (y) 50% of the cumulative Consolidated Net Income of the Borrower for the period (taken as one accounting period) since the date hereof through the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a), and provided further that (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (iv) the Distribution shall be permitted, so long as the Borrower Closing shall have previously occurred.

         SECTION 6.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or other wise engage in any other transactions with, any of its Affiliates except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.05.

         SECTION 6.07 Disposition of Property. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete or worn out property in the ordinary course of business;

         (b) the sale of inventory in the ordinary course of business;

         (c) Dispositions permitted by Section 6.03;

         (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary;

         (e) sales of Accounts Receivable pursuant to a Permitted Accounts Receivable Securitization; provided that the aggregate principal amount of such financings shall not at any time exceed $100,000,000;

         (f) any other Dispositions (except for Target Dispositions) by such Persons of property for cash or cash equivalents or other readily marketable publicly traded securities at not less than its fair market value or for other property of an equal or greater value than the property Disposed of (including, without limitation, joint venture interests, seller's notes or other securities), as determined in good faith by the board of directors of the Borrower or a duly authorized committee thereof at the time of such Disposition; and

         (g) Target Dispositions to the extent permitted under the Existing Revolving Facilities, provided that on each occasion that a Target Asset Sale Prepayment Event occurs, the Borrower will on the date of such Target Asset Sale Prepayment Event comply with the provisions of Section 2.11(d)(i).

         SECTION 6.08 Payments and Modifications of Certain Debt Instruments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (a) make or offer to make any optional payment, prepayment, repurchase or redemption of or otherwise optionally defease or segregate funds with respect to any Subordinated Indebtedness (other than interest payments expressly required by the terms thereof), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any other Subordinated Indebtedness (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee or that otherwise would not adversely affect the interests of the Lenders in any manner).

         SECTION 6.09 Sales and Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement providing for the leasing to the Borrower, or any of its Subsidiaries of real or personal property that has been or is to be (a) sold or transferred by the Borrower or any of its Subsidiaries or (b) constructed or acquired by a third party in anticipation of a program of leasing to the Borrower, or any of its Subsidiaries (any such transaction, a "Sale-Leaseback"); provided that Sale- Leasebacks by all such Persons of property having a fair market value not to exceed $50,000,000 in the aggregate since the date hereof shall be permitted.

         SECTION 6.10 Changes in Fiscal Periods. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly permit the fiscal year of the Borrower to end on a day other than December 31.

         SECTION 6.11 Lines of Business. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         SECTION 6.12  Financial Covenants.

         (a) Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.5:1.0.

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

         (b) Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 3.0:1.0.


                          ARTICLE VII
                       Events of Default

         If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

         (c) any representation or warranty (other than those specified in clause (d) of this Article (to the extent they relate to the Borrower and Newco)) made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.08, 5.10 (other than 5.10(c)(i), 5.10(e) and 5.10(g)), 6.01, 6.02, 6.03, 6.05, 6.06 or 6.07, or any of the
representations and warranties in Sections 3.01, 3.02 and 3.03 (as they relate to the Borrower and Newco) shall prove to be incorrect in any material respect when made or deemed made;

         (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

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

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (or prior to completion of the Acquisition, the Target or any material subsidiary of the Target) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (or prior to completion of the Acquisition, the Target or any material subsidiary of the Target) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) the Borrower or any Subsidiary (or prior to completion of the Acquisition, the Target or any material subsidiary of the Target) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (or prior to completion of the Acquisition, the Target or any material subsidiary of the Target) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

         (j) the Borrower or any Subsidiary (or prior to completion of the Acquisition, the Target or any material subsidiary of the Target) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

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

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

         (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that notwithstanding any other provision of the Loan Documents, during the Certain Funds Period, the Administrative Agent and the Lenders (or any of them or any other party) shall not be entitled to (i) terminate or reduce the Commitments below the sum of the Certain Funds Committed Amount and the aggregate principal amount of then outstanding Other Borrowings, (ii) rescind this Agreement nor,
(iii) declare the Loans due and payable (or due and payable on demand) or accelerate any principal amounts outstanding hereunder howsoever described, in whole or in part arising on the basis of an Event of Default unless an Event of Default described in subsection (a), (b), (d), (h), (i) or (j) in respect of the Borrower or Newco shall have occurred and be continuing.

         Notwithstanding anything to the contrary in the preceding paragraph, during the Clean-up Period, neither the Administrative Agent nor any Lender may
(i) terminate or reduce the Commitments, (ii) rescind this Agreement or (iii) declare the Loans to be due and payable (or due and payable on demand) or accelerate any principal amounts outstanding hereunder, howsoever described, as a result solely of one or more Defaults or Events of Defaults described in paragraphs (c), (d), (e) or (f) of this Article VII; provided that the event or circumstance giving rise to such Default or Event of Default, or the result of such Potential Event of Default or Events of Default, (i) directly relates to Target or any of its subsidiaries (or any of their businesses, assets or liabilities), (ii) is capable of being cured or remedied during the Clean-up Period and (iii) arose prior to the Closing Date; provided, further, that the

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

Administrative Agent and the Lenders shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents with respect to an occurrence or continuation of any such Default or Event of Default after the expiration of the Clean-up Period.


                                 ARTICLE VIII
                           The Administrative Agent

         In order to expedite the transactions contemplated by this Agreement, each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         Each bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and each such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity and (d) the Administrative Agent will upon becoming aware of the occurrence of a Default give notice of such Default to each Lender. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agree-

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

ment, (ii) the contents of any certificate, report or other document delivered hereunder or in connection here with, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents

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

and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                          ARTICLE IX
                         Miscellaneous

         SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a)     If to the Borrower or Newco, at:

                 501 Merritt 7
                 P.O. Box 5204
                 Norwalk, Connecticut 06856-5204
                 Tel:  203-229-3881
                 Fax: 203-229-3162
                 Attention: Treasurer

                 with a copy to:

                 501 Merritt 7
                 P.O. Box 5204
                 Norwalk, Connecticut 06856-5204
                 Tel:  203-229-2683
                 Fax: 203-229-3292
                 Attention: Secretary

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

         (b)     if to the Administrative Agent, to:

                 The Chase Manhattan Bank
                 Loan and Agency Services Group
                 One Chase Manhattan Plaza, 8th Floor
                 New York, New York 10081
                 Attention of Tanya Mitchell
                 (Telecopy No. 212-552-5777)

                 with a copy to:

                 The Chase Manhattan Bank
                 270 Park Avenue
                 New York 10017
                 Attention of Lawrence Palumbo and Leland A. Harrs (Telecopy No. 212-270-7939 and 212-270-7935);

         (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02  Waivers; Amendments.

         (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into

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

by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender.

         SECTION 9.03  Expenses; Indemnity; Damage Waiver.

         (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent or such Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

         (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04  Successors and Assigns.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall in any case not be unreasonably withheld; it being understood that it is not unreasonable to withhold consent with respect to any proposed assignment to any financial institution having net capital and surplus of less than $1,000,000,000 or senior, unsecured, long-term indebtedness for borrowed money with a credit rating of less than A-), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and after giving effect thereto, the assigning Lender must have Commitments and Loans aggregating at least $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (1) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (2) except as set forth in (1) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under this Agreement, any Loan

Document or any other instrument or document furnished pursuant hereto, (3) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (4) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.01 and such other documents and information as it has been deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (5) such assignee will independently and without reliance upon any Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (6) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (7) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of
Process.

         (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of

New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.14  Judgment Currency.

         (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

         (b) The obligation of the Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Borrower such excess.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            ARCH CHEMICALS, INC.


                            By: /s/ W. Paul Bush
                                -------------------------------
                                Name: W. Paul Bush
                                Title: Treasurer



                            ARCH CHEMICALS UK HOLDINGS LIMITED


                            By: /s/ W. Paul Bush
                                -------------------------------
                                Name: W. Paul Bush
                                Title: Treasurer



                            THE CHASE MANHATTAN BANK,
                            individually and as Administrative Agent,


                            By: /s/ Lawrence Palumbo, Jr.
                                -------------------------------
                                Name:  Lawrence Palumbo, Jr.
                                Title: Vice President

                                                   Schedule 2.01

                           Commitments



Lender                          Commitment

The Chase Manhattan Bank        $225,000,000
                                ------------

                     Total      $225,000,000

                                                   Schedule 3.06


                        Disclosed Matters


No matters other than those matters heretofore disclosed in the Borrower's Report on Form 10-K for the year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

                                                Schedule 3.12(a)


             Scheduled Indebtedness of Target and its subsidiaries


---------------------------------------------------------------------------
                                                       (000's)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Revolving Credit Facility                             GBP 40,706
---------------------------------------------------------------------------

---------------------------------------------------------------------------
Singaporean Dollar Loan                               GBP  1,422
---------------------------------------------------------------------------

                                                Schedule 3.12(b)


     Scheduled Existing Liens of Target and its subsidiaries


As detailed in a letter similarly entitled from the Borrower to the Administrative Agent, which letter the Borrower hereby undertakes to deliver in form satisfactory to the Administrative Agent as soon as possible following the Announcement Date and in any event no later than the earlier to occur of (i) the Closing Date and (ii) the date falling one calendar month hereafter.

                                                   Schedule 6.01


              Existing Indebtedness of Arch and its Subsidiaries



----------------------------------------------------------------------
                                                    $ millions
----------------------------------------------------------------------
Five-Year Revolving Credit Facility                     125
----------------------------------------------------------------------
364-Day Revolving Credit Facility                        15
----------------------------------------------------------------------
Other borrowings                                          3.4
----------------------------------------------------------------------
Standby Letter of Credit                                  1.2
----------------------------------------------------------------------
                            Total                       144.6
----------------------------------------------------------------------

                                                   Schedule 6.02


                  Existing Liens of Arch and its Subsidiaries


Liens in connection with the Louisiana IDB.

                                                      Schedule 7


                        Calculation of Additional Cost

1. The Additional Cost shall be calculated by the Administrative Agent in respect of each period for which it falls to be calculated relating to an Alternative Currency Loan in accordance with the following formulae:


      In relation to Eurocurrency Loans denominated in Sterling:

                 CL + S(L-Z) = 0.01F
                 --------------------- =  per cent. per annum
                    100 - (C+S)

      In relation to Eurocurrency Loans denominated in an Alternative Currency:

                             0.01F
                         Y ----------- =  per cent. per annum
                              100
      Where:

      C = The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

      F = The amount of Sterling per (pound)1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

      L = The rate of interest per annum at which Sterling deposits of an amount comparable to the Loan are offered by the Administrative Agent to leading banks in the London Interbank Market at or about 11.00 a.m. on the date of calculation for a period comparable to the period for which the Additional Cost is to be calculated.

      S = The amount required to be placed as special deposits with the Bank of England, expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum).

      Y = The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

      Z = The lower of L and the rate of interest per annum paid by the Bank of England on special deposits at or about 11.00 a.m. on the date of calculation.

2.    For the purposes of calculating the Additional Cost:

      (a) C, L, S and Z are included in the formula as numbers and not as percent ages, e.g. if C = 0.15 per cent. and L = 7 per cent. CL is calculated as 0.15 x 7;

      (b) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

      (c)  each amount is rounded up to the nearest four decimal places; and

      (d) if the formula produces a negative percentage, the percentage shall be taken as zero.

3. If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Administrative Agent's opinion (after consultation with the Lenders) make the formulae (or either of them) no longer appropriate, the Administrative Agent shall be entitled by notice to the Borrower to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such formulae so stipulated shall take effect in accordance with the terms of such notice.

4.    In this Schedule 7:

      "authorised" and "institution" have the meanings given to those terms in the Banking Act 1987;

      "Bank of England Act" means the Bank of England Act 1998;

      "eligible institution" has the meaning given to that term in schedule 2 to the Bank of England Act;

      "eligible liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as in force on the date of application of the formula;

      "fee base" has the meaning given to that term in the Fees Regulations;

      "Fees Regulations" means the Banking Supervision (Fees) Regulations 1998 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

      "special deposits" has the meaning given to that term by the Bank of England on the date of application of the formula.

                                                       EXHIBIT A


                    ASSIGNMENT AND ACCEPTANCE


           Reference is made to the Credit Agreement dated as of [_________], 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Arch Chemicals, Inc., Newco, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

           The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

           This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

           This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee's Address for Notices:
Effective Date of Assignment
("Assignment Date"):

==========================================================================================
                         Principal Amount               Percentage Assigned of
                         Assigned (and identifying      Facility/Commitment (set
                         information as to              forth, to at least 8 decimals,
Facility                 individual Competitive         as a percentage of the Facility
                         Loans                          and the aggregate
                                                        Commitments of all Lenders
                                                        thereunder)
------------------------------------------------------------------------------------------
Commitment Assigned:     $                                                              %
------------------------------------------------------------------------------------------
Revolving Loans:
------------------------------------------------------------------------------------------
Competitive Loans:
==========================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                            [Name of Assignor] , as Assignor


                            By:
                                ------------------------------
                                Name:
                                Title:


                            [Name of Assignee] , as Assignee


                            By:
                                ------------------------------
                                Name:
                                Title:

The undersigned hereby consent to the within assignment:


[Name of Borrower], The Chase Manhattan Bank, as Administrative Agent,


By:                                    By:
    ------------------------------         ------------------------------
    Name:                                  Name:
    Title:                                 Title:

                                                                       EXHIBIT B

                         FORM OF REVOLVING CREDIT NOTE

                             ARCH CHEMICALS, INC.

                            PROMISSORY NOTE DUE [1]

$[2]                                         New York, New York
                                             [3]


                   FOR VALUE RECEIVED, the undersigned, Arch Chemicals, Inc., a Virginia corporation (the "Company"), hereby unconditionally promises to pay to the order of [4] (the "Lender") on the Maturity Date at the office of The Chase Manhattan Bank ("Chase"), as Administrative Agent, at 270 Park Avenue, New York, New York 10017, in immediately available funds, the principal amount of [5] ($[2]) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Company pursuant to the Credit Agreement hereinafter referred to, (in lawful money of the United States of America or the equivalent thereof in an Alternative Currency, in respect of Alternative Currency Loans, calculated in accordance with the terms of the Credit Agreement as defined below) and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Revolving Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
All payments of principal and interest in respect of this Revolving Credit Note are to be made in the currency in which they were borrowed.

           The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Lender, the date, the Type and the amount of each Revolving Loan made by the Lender, each continuation thereof, each conversion of all or a portion thereof to a Revolving Loan of another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement in respect of the Revolving Loans.




----------------------
1     Due date is 18 months from the Closing Date.

2     Insert amount of applicable Lender's Commitment in numbers in Dollars.

3     Dated as of Closing Date.

4     Insert applicable Lender's name in capital letters.

5     Insert amount of applicable Lender's Revolving Loan Commitment in words.

           This Revolving Credit Note is issued pursuant to the Revolving Credit Agreement dated as of _____, 2000 (as the same may be amended, supplemented or other wise modified from time to time, the "Credit Agreement") among the Company, the Lenders party thereto and Chase, as administrative agent for the Lenders, and is a Loan Document. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

           This Revolving Credit Note is subject to mandatory and optional prepayment as provided in the Credit Agreement.

           Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid in respect of this Revolving Credit Note shall become, or may be declared to be, immediately due and payable in the manner, subject to the limitations, upon the conditions and with the effect provided in the Credit Agreement.

           All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

           THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                                   ARCH CHEMICALS, INC.

                              By:
                                   -------------------------
                                   Name:
                                   Title:

                                                                             Schedule 1 to
                                                                     Revolving Credit Note


                               EUROCURRENCY LOANS



                                  DOLLAR LOANS


                 Amount
                 of Euro-                            Amount
                 Currency Loan    Interest           of Euro-
                 Made or          Period and         currency
                 Converted        Eurocurrency       Loans
                 from             Rate with          Converted
                 ABR              Respect            to ABR             Notation
Date             Loans            Thereto            Loans              Made By
------                            -----              -------------      -------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

------           ---------        -------------      -------------      ------------

                               EUROCURRENCY LOANS



                           ALTERNATIVE CURRENCY LOANS

                                                 Interest
                       Amount                    Period and
                       and Currency              Eurocurrency
                       of Euro-                  Rate with
                       Currency                  Respect                Notation
Date                   Loan Made                 Thereto                Made By
------                 -----------               -------                --------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

-------                ------------              -----------            ----------

                                                                             Schedule 2 to
                                                                     Revolving Credit Note


                                    ABR LOANS




               Amount of              Amount of
               ABR                    ABR
               Loan Made              Loans
               or Converted           Converted
               from Eurocurrency      to Eurocurrency        ABR           Notation
Date           Loans                  Loans                 Margin         Made By
-------        ------------           -----------           ----------     ----------

-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------


-------        ------------           -----------           ----------     ----------

                                                         EXHIBIT B


                   FORM OF COMPETITIVE BID NOTE

                       ARCH CHEMICALS, INC.

                         PROMISSORY NOTE

$______                                                 New York, New York
                                                        as of __________, 200_


           FOR VALUE RECEIVED, the undersigned, Arch Chemicals, Inc., a Virginia corporation (the "Company"), hereby unconditionally promises to pay to the order of [insert name of Lender] (the "Lender") at the office of The Chase Manhattan Bank ("Chase"), as Administrative Agent, at 270 Park Avenue, New York, New York 10017, in immediately available funds, the principal amount of __________ or, if less, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Company pursuant to the Credit Agreement hereinafter referred to, (in lawful money of the United States of America or the equivalent thereof in an Alternative Currency, in respect of Alternative Currency Loans, calculated in accordance with terms of the Credit Agreement as defined below) on such date or dates as is required by said Credit Agreement and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Competitive Loans from time to time outstanding at the rates and on the dates specified in the Credit Agreement. All payments of principal and interest in respect of this Competitive Bid Note are to be made in the currency in which they were borrowed.

           The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Lender, the date, the Type and the amount of each Competitive Loan made by the Lender, each continuation thereof, each conversion of all or a portion thereof to a Competitive Loan of another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement in respect of the Competitive Loans.

           This Competitive Bid Note is issued pursuant to the Revolving Credit Agreement dated as of _____, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Lenders and agents party thereto and Chase, as administrative agent for the Lenders, and is a Loan Document. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

           This Competitive Bid Note may not be prepaid without the prior written consent of the Lender.

           Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid in respect of this Competitive Bid Note shall become, or may be declared to be, immediately due and payable in the manner, subject to the limitations, upon the conditions and with the effect provided in the Credit Agreement.

           All parties now and hereafter liable with respect to this Competitive Bid Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

           THIS COMPETITIVE BID NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                                            ARCH CHEMICALS, INC.



                                            By:  ______________________

                                                    Name:

                                                    Title:

                                                                       EXHIBIT C


               OPINIONS OF COUNSEL FOR THE BORROWER


Cravath, Swaine & Moore
Hunton and Williams
Herbert Smith
General Counsel

                                                        Friday, July 21, 2000


                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Revolving Credit Agreement dated as of July 5, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Arch Chemicals, Inc., Arch Chemicals UK Holdings Limited, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. No fee shall be payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York .

Date of Assignment:                July 21, 2000

Legal Name of Assignor:            The Chase Manhattan Bank
Legal Name of Assignee:            Wachovia Bank, N.A.
Assignee's Address for Notices:    191 Peach Tree Street, MC 370, Atlanta 30303
Effective Date of Assignment
("Assignment Date"):               July 21, 2000


                                Principal Amount Assigned   Percentage Assigned of
                                (and identifying            Facility/Commitment (set
                                information as to           forth, to at least 8
Facility                        individual Competitive      decimals, as a percentage of
--------                        Loans)     -----------      the Facility and the
                                -----                       aggregate Commitments of all
                                                            Lenders thereunder)




Commitment Assigned:            $75,000,000                 0.33333333%

Revolving Loans:                NIL                         NIL
Competitive Loans:              NIL                         NIL
================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                The Chase Manhattan Bank, as Assignor


                                By: /s/  Lawrence Palumbo, Jr.
                                   ______________________________
                                    Name:  Lawrence Palumbo, Jr.
                                    Title: Vice President


                                Wachovia Bank, N.A. as Assignee


                                By: /s/ Jane C. Deaver
                                    ______________________________
                                    Name:  Jane C. Deaver
                                    Title: SVP

The undersigned hereby consent to the within assignment:


Arch Chemicals, Inc.


By: /s/ W. Paul Bush
   _________________________
   Name:  W. Paul Bush
   Title: Treasurer


Arch Chemicals UK Holdings Limited


By: /s/ W. Paul Bush
   ____________________________
   Name:  W. Paul Bush
   Title: Treasurer


The Chase Manhattan Bank, as Administrative Agent


By: /s/ Lawrence Palumbo, Jr.
   ___________________________
   Name:  Lawrence Palumbo, Jr.
   Title: Vice President

                                                        Friday July 21, 2000

                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of July 5, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Arch Chemicals, Inc., Arch Chemicals UK Holdings Limited ("Newco"), the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. No fee shall be payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:                July 21, 2000
Legal Name of Assignor:            The Chase Manhattan Bank
Legal Name of Assignee:            Bank of America, N.A.
Assignee's Address for Notices:    335 Madison Avenue 5th Floor,
                                   New York, NY 10017
                                   Attention: Eileen Higgins
                                   Fax: (212) 503 7260

                                   AND by mail to:

                                   Credit Services, 101 N. Tryon St
                                   NC1-001-15-05
                                   Charlotte, NC 28255
                                   Attention: Jeff Pacetti
Effective Date of Assignment
("Assignment Date"):               July 21, 2000



                                Principal Amount Assigned   Percentage Assigned of
                                (and identifying            Facility/Commitment (set
                                information as to           forth, to at least 8
Facility                        individual Competitive      decimals, as a percentage of
                                Loans)     -----------      the Facility and the
                                -----                       aggregate Commitments of all
                                                            Lenders thereunder)
                                                                    ----------



Commitment Assigned:            $75,000,000                 0.33333333%

Revolving Loans:                NIL                         NIL
Competitive Loans:              NIL                         NIL
================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                         The Chase Manhattan Bank, as Assignor


                         By: /s/ Lawrence Palumbo, Jr.
                             ______________________________
                             Name:  Lawrence Palumbo, Jr.
                             Title: Vice President

                         Bank of America, N.A.  as Assignee


                         By: /s/ Eileen C. Higgins
                             ______________________________
                             Name:  Eileen C. Higgins
                             Title: Vice President

The undersigned hereby consent to the within assignment:


Arch Chemicals, Inc.


By: /s/ W. Paul Bush
   _________________________
   Name:  W. Paul Bush
   Title: Treasurer


Arch Chemicals UK Holdings Limited


By: /s/ W. Paul Bush
   ____________________________
   Name:  W. Paul Bush
   Title: Treasurer


The Chase Manhattan Bank, as Administrative Agent


By: /s/ Lawrence Palumbo, Jr.
   ___________________________
   Name:  Lawrence Palumbo, Jr.
   Title: Vice President

                                       3